Exhibit 10.2

ROGERS CORPORATION

NON-QUALIFIED STOCK OPTION AGREEMENT

Rogers Corporation (the “Company”) hereby grants to Bruce Hoechner (the “Optionee”) a non-qualified stock option (this “Stock Option”) to purchase a maximum of 23,200 shares of (capital) common stock of the Company (the “Capital Stock”) at the price of $37.05 per share, subject to the terms of this agreement (this “Agreement”).  This award is not being granted under any shareholder approved equity compensation plan, and is intended to qualify as an “inducement award.”  Notwithstanding the foregoing, this Agreement shall be construed and administered in accordance with the Rogers Corporation 2009 Long-Term Equity Compensation Plan (the “Plan”), the terms of which are hereby incorporated by reference, including but not limited to the provisions with respect to the powers of the Compensation and Organization Committee (the “Committee”) to interpret this Agreement and adjust this Stock Option.  The Grant Date for this Stock Option is October 3, 2011.

1. Timing of Exercise.  Subject to Section 2 below, this Stock Option shall become vested and exercisable as follows:

Grant Date Anniversary                           Cumulative Vested Percentage

2nd                                                                25%

3rd                                                                50%

4th                                                                100%

provided that the Optionee is then in the employ of the Company or any Affiliate as of such date.  The Optionee shall be considered to be employed for purposes of this Stock Option until the Optionee’s Termination of Service (as defined in the Plan).  This Stock Option shall remain exercisable until it expires on the tenth anniversary of the Grant Date, unless this Stock Option is terminated earlier as provided herein.

2. Termination of Stock Option.  If the Optionee’s employment by the Company and its Affiliates terminates for any reason other than as provided in either Section 2(a) or 2(b) below, this Stock Option may thereafter be exercised, to the extent it was vested and exercisable on Termination of Service for a period of three months from such date or, if earlier, the tenth anniversary of the Grant Date.

(a) Termination by Reason of Death or Disability.  In the event that, prior to the fourth anniversary of the Grant Date, the Optionee terminates employment with the Company due to death or the Optionee suffers a Disability, this Stock Option shall become immediately vested and exercisable in full and may thereafter be exercised by the Optionee (or, in the event of the Optionee’s death, the Optionee’s beneficiary as determined under Section 15 below) for a period of five years from the date of death or Disability, as applicable, or if earlier, until the tenth anniversary of the Grant Date.  For purposes of this Stock Option, “Disability” means the

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Optionee’s inability, due to physical or mental incapacity resulting from injury, sickness or disease, for one hundred and eighty (180) days in any twelve-month period to perform his duties.

(b) Termination without Cause or Resignation for Good Reason.  In the event the Company terminates the Optionee’s employment without Cause (as defined below), or the Optionee resigns his employment for Good Reason (as defined below), this Stock Option shall become immediately vested and exercisable in full and thereafter may be exercised for a period of five years from such employment termination or, if earlier, until the tenth anniversary of the Grant Date.  For purposes of this Agreement, “Cause” and “Good Reason” shall have the meaning as those terms have under the offer letter between the Company and the Optionee dated September 15, 2011 (the “Offer Letter”).

3. Manner of Exercise.  This Stock Option may be exercised in whole or in part by giving written or electronic notice of exercise to the Company or the Company’s designee designated to accept such notices specifying the number of shares to be purchased.  Payment of the purchase price may be made by one or more of the following methods:

(a) In cash, by check, electronic transfer of funds or by other cash equivalent acceptable to the Company;

(b) In Shares (either actually or by attestation) valued at its Fair Market Value (as defined in the Plan) as of the date of tender or attestation.

(c) By instructing the Company to retain from Shares otherwise issuable upon the exercise of this Stock Option a number of Shares having a Fair Market Value equal to all or a portion of the purchase price as of the date of exercise (a “net-exercise”) under Section 5.4(c) of the Plan; or

(d) By a combination of the above.

The Optionee may also deliver to the Company or the Company’s designee a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash, a check, electronic transfer of funds or other cash equivalent acceptable to the Company to pay the purchase price; provided that the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment.  Payment instructions will be received subject to collection.

Ownership of shares of Capital Stock to be purchased pursuant to the exercise of this Stock Option will be contingent upon complying with all requirements contained in the Plan, this Agreement and applicable provisions of law.  To the extent that the Optionee chooses to pay the purchase price by previously-owned shares of Capital Stock through the attestation method or a net-exercise, only the net amount of shares shall be issued.

4. Stock Option Transferable in Limited Circumstances.  This Stock Option may be transferred to a family member, trust or charitable organization to the extent permitted by applicable law (including any S-8 applicable to the Plan); provided that the transferee agrees in writing with the Company to be bound by the terms of this Agreement and the Plan.  Except as

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permitted in the preceding sentence, this Stock Option is not transferable otherwise than by will or by the laws of descent and distribution, and this Stock Option shall be exercisable during the Optionee’s lifetime only by the Optionee.

5. Stock Option Shares.  The shares to be issued under the Plan are shares of the Capital Stock of the Company as constituted as of the date of this Agreement.

6. Change in Control.  The Optionee is a party to an Offer Letter and an Officer Special Severance Agreement.  Rights to accelerated vesting of this Stock Option under this Award upon and following a Change in Control (as defined in the Offer Letter and Officer Special Severance Agreement) shall be governed by the Offer Letter and the Officer Special Severance Agreement, and the Company shall have the right to modify or adjust this Agreement on the same basis as if this Stock Option had been granted under the Plan.

7. Rights as a Shareholder.  The Optionee shall have the rights of a shareholder only as to shares of Capital Stock acquired upon exercise of this Stock Option and not as to any shares of Capital Stock covered by the unexercised portion of this Stock Option.  Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such shares are acquired.

8. Tax Withholding.  The Optionee hereby agrees that the exercise of this Stock Option or any installment thereof will not be effective, and no shares will become transferable to the Optionee, until the Optionee makes appropriate arrangements with the Company for such income and employment tax withholding as may be required of the Company under applicable United States federal, state or local law on account of such exercise.  The Optionee may satisfy the obligation(s), in whole or in part, by electing (i) to make a payment to the Company in cash, by check or by other instrument acceptable to the Company, (ii) to deliver to the Company a number of already-owned shares of Capital Stock having a value not greater than the amount required to be withheld (such number may be rounded up to the next whole share) as may be permitted pursuant to written policies or rules adopted by the Committee in effect at the time of exercise, or (iii) by any combination of (i) and (ii).  In addition, the Committee may also permit, in its sole discretion and in accordance with such policies and rules as it deems appropriate, the Optionee to have the Company withhold a number of shares which would otherwise be issued pursuant to this Stock Option having a value not greater than the amount required to be withheld (such number may be rounded up to the next whole share).  The value of shares to be withheld or delivered (as may be permitted by the Committee) shall be based on the Fair Market Value of a share of Capital Stock as of the date the amount of tax to be withheld is to be determined.  For avoidance of doubt, the Committee may change its policies and rules for tax withholding in its sole discretion from time to time for any reason.

9. Tax Status.  This Stock Option is not intended to qualify as an incentive stock option under Section 422 of the Code.  This Stock Option is intended to be exempt from the requirements of Section 409A of the Code.

10. No Obligation to Exercise Stock Option.  The grant and acceptance of this Stock Option imposes no obligation on the Optionee to exercise it.

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11. No Obligation to Continue Employment.  Neither the Company nor any Affiliate is obligated by or as a result of the Plan or this Agreement to continue the Optionee in employment.

12. Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

13. Purchase Only for Investment.  To insure the Company’s compliance with the Securities Act of 1933, as amended, the Optionee agrees for himself or herself, the Optionee’s legal representatives and estate, or other persons who acquire the right to exercise this Stock Option upon his or her death, that shares will be purchased in the exercise of this Stock Option for investment purposes only and not with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act.

14. Governing Law.  This Agreement and this Stock Option shall be governed by the laws of the Commonwealth of Massachusetts, United States of America.

15. Beneficiary Designation.  The Optionee hereby designates the following person(s) as the Optionee’s beneficiary or beneficiaries to whom shall be transferred any rights under this Agreement which survive the Optionee’s death.  If the Optionee names more than one primary beneficiary and one or more of such primary beneficiaries die, the deceased primary beneficiary’s interest will be apportioned among any surviving primary beneficiaries before any contingent beneficiary receives any amount, unless the Optionee indicates otherwise in a signed and dated additional page.  The same rule shall apply within the category of contingent beneficiaries.  Unless the Optionee has specified otherwise herein, any rights which survive the Optionee’s death will be divided equally among the Optionee’s primary beneficiaries or contingent beneficiaries, as the case may be.

PRIMARY BENEFICIARY(IES)
	Name	%	Address
(a)	____________________________	__	_____________________________
(b)	____________________________	__	_____________________________

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CONTINGENT BENEFICIARY(IES)
	Name	%	Address
(a)	____________________________	__	_____________________________
(b)	____________________________	__	_____________________________

In the absence of an effective beneficiary designation in accordance with the terms of the Plan and this Agreement, the Optionee acknowledges that any rights under this Agreement that survive the Optionee’s death shall be rights of his or her estate notwithstanding any other agreements or documents (including the Optionee’s will) to the contrary.

This Agreement is to be executed in duplicate.

ROGERS CORPORATION

By: /s/ Robert M. Soffer____________
Name:  Robert M. Soffer
Title:  Vice President and Secretary

The undersigned hereby acknowledges receipt of this Agreement and agrees to its terms and conditions:

/s/ Bruce D. Hoechner______________
Optionee

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